Exhibit 10.4

EXECUTION VERSION

THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THIS EXHIBIT HAS BEEN OMITTED AS CONFIDENTIAL AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EBAY INC.

AND

SKYPE TECHNOLOGIES, S.A.

TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT is made on November 19, 2009

AMONG:

(1)	EBAY INC., a company incorporated under the laws of Delaware, having its corporate headquarters at 2145 Hamilton Avenue, San Jose, California, USA 95125, (“Parent”); and

(2)	SKYPE TECHNOLOGIES S.A., a Luxembourg public limited company (société anonyme), having its registered office at 22/24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register under number B 96677 (the “Company”).

RECITALS

(A)	Parent and Buyer have entered into a share purchase agreement dated 1 September, 2009, as amended on 14 September 2009, and as further amended on 19 October 2009, 21 October 2009 and 5 November 2009 (as amended from time to time, the “Share Purchase Agreement”), pursuant to which Buyer is to buy the entire share capital of the Skype Luxembourg Holdings S.à r.l., Skype Inc. and Sonorit Holding, AS.

(B)	Parent and certain of its affiliates have provided certain services to the Company in connection with the conduct of its business, and the Company and certain of its affiliates have provided certain services to Parent and its affiliates in connection with the conduct of their business.

(C)	Without prejudice to the rights and obligations of the parties to the Share Purchase Agreement, each of Parent and the Company has agreed to provide, or procure the provision of, certain transition services from Completion on an interim basis on the terms set out in this Agreement.

THE PARTIES AGREE as follows:

1.	Interpretation

1.1	In this Agreement:

“Additional Parent-Provided Services” has the meaning set out in Clause 2.2;

“Affiliate” has the meaning set out in the Share Purchase Agreement;

“Agreed Rate” has the meaning set out in the Share Purchase Agreement;

“Business” means, in the case of either party, the business of such party as conducted as of the date of this Agreement;

“Business Day” has the meaning set out in the Share Purchase Agreement;

“Change Request” has the meaning set out in Clause 8.1;

“Company-Provided Services” has the meaning set out in Clause 2.1;

“Completion” has the meaning set out in the Share Purchase Agreement;

“Completion Date” has the meaning set out in the Share Purchase Agreement;

“Confidential Information” has the meaning set out in Clause 17.1;

“Data Controller” has the meaning set out in the Data Protection Directive;

“Data Processor” has the meaning set out in the Data Protection Directive;

“Data Protection Directive” means Directive 95/46/EC of the European Parliament and of the Council of 24 October 1995 on the protection of individuals with regard to the processing of personal data and on the free movement of such data;

“Data Protection Laws” means any applicable data protection, privacy or bank secrecy laws or regulations including all laws and regulations implementing the Data Protection Directive;

“Delivering Party” means the party that is obligated to perform Services under this Agreement.

“Delivering Party’s Property” has the meaning set out in Clause 12.1;

“Dispute” has the meaning set out in Clause 25.2;

“EEA” means the European Economic Area;

“Excluded Services” means the services and systems set out in Part D of Schedule 1;

“Force Majeure” means, in respect of any person, any act, omission or occurrence whatsoever, whether similar or dissimilar to those referred to in this paragraph, which is beyond the reasonable control of that person, including strikes, lockouts or other labour disputes or disturbances, acts of nature, fire, floods, lightning, severe weather, shortages of materials, rationing, utility failures, failure of or delay by any person from which such party must obtain information in order to perform its obligations hereunder (other than an affiliate of such party), failure or delay in any system, plant or machinery, earthquakes, war, revolution, terrorist act, pandemics, civil commotion, acts of public enemies, blockade, embargo, or any law, order, proclamation, regulation, ordinance, demand or requirement having legal effect of any government or any judicial authority or representative of any such government;

“Group Company” has the meaning set out in the Share Purchase Agreement.

“Insolvency Event” occurs, with respect to any party, when such party (i) is dissolved, becomes insolvent, generally fails to pay or is unable to pay its debts as they become due; (ii) makes a general assignment, arrangement, or composition agreement with or for the benefit of its creditors; (iii) files a petition in bankruptcy or institutes any action under law for the relief of debtors or seeks or consents to the appointment of an administrator, liquidator, receiver, custodian, or similar official for the wind up of its business (or has such a petition or action filed against it and such petition, action or appointment is not dismissed or stayed within 30 days); (iv) takes steps to obtain protection or is granted protection from its creditors; or (v) undergoes any event analogous or having a substantially similar direct effect to any of the events above under any law in any jurisdiction;

“Loss” has the meaning set out in the Share Purchase Agreement;

“Notice” has the meaning set out in Clause 24.1;

“Parent-Provided Services” has the meaning set out in Clause 2.1;

“Personal Data” has the meaning set out in the Data Protection Directive;

“Processing” has the meaning set out in the Data Protection Directive;

“Receiving Party” means the party that is entitled to receive Services under this Agreement;

“Representatives” means officers, directors, employees, agents, attorneys, accountants, advisors and representatives (and “Representative” means any one of the Representatives);

“Seller’s Group Undertakings” has the meaning set out in the Share Purchase Agreement;

“Service” and “Services” means the Parent-Provided Services and/or the Company-Provided Services;

“Service Charges” has the meaning set out in Clause 10.1;

“Services Manager” means the manager appointed by each party in accordance with Clause 7.1;

“Service Termination Date” means in relation to each Service, the date of termination of the service set out in Schedule 1 or Schedule 2 (or such other date as the parties may agree in writing or as may be determined pursuant to Clause 3);

“Standard Contractual Clauses” means the Data Controller to Data Processor clauses 2002/16/EC based on the Commission decision of 27 December 2001 on standard contractual clauses for the transfer of personal data to processors established in third countries, under Directive 95/46/EC as modified by any Commission decision implementing Opinion 3/2009 adopted 5 March 2009;

“Transaction Agreements” has the meaning set out in the Share Purchase Agreement;

“VAT” means (a) any tax imposed in compliance with the Council directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) (including, in relation to the UK, value added tax imposed by VATA and legislation and regulations supplemental thereto); and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in (a), or elsewhere;

“VAT Invoice” means such appropriate invoice in respect of VAT as is required for the purposes of VAT in the jurisdiction in which such VAT is chargeable; and

“VATA” means the Value Added Tax Act 1994 of the United Kingdom.

1.2	In this Agreement, a reference to:

(a)	a “group undertaking” is to be construed in accordance with Section 1161 of the Companies Act 2006;

(b)	a “regulation” has the meaning set out in the Share Purchase Agreement;

(c)	a statutory provision or European Union Directive or regulation includes a reference to the statutory provision or European Union Directive or regulation as amended or re-enacted or both from time to time before the date of this Agreement and any subordinate legislation made under the statutory provision or European Union Directive or regulation (as so amended or re-enacted) before the date of this Agreement;

(d)	a “person” includes a reference to any individual, firm, company, corporation or other body corporate, government, state or agency of a state or any joint venture, association or partnership, works council or employee representative body (whether or not having separate legal personality);

(e)	a person includes a reference to that person’s legal personal representatives, successors and permitted assigns;

(f)	a “party” includes a reference to that party’s successors and permitted assigns;

(g)	“$” or “dollars” is a reference to U.S. dollars;

(h)	a clause, paragraph or schedule, unless the context otherwise requires, is a reference to a clause or paragraph of, or schedule to, this Agreement;

(i)	any matter “as set out in this Agreement”, “as set out herein” or any similar reference, unless the context otherwise requires, includes a reference to any such matter set out or contained in the schedules to this Agreement;

(j)	any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term and to any English statute shall be construed so as to include equivalent or analogous laws of any other jurisdiction; and

(k)	times of the day is to London time.

1.3	The ejusdem generis principle of construction shall not apply to this Agreement. Accordingly, general words shall not be given a restrictive meaning by reason of their being preceded or followed by words indicating a particular class of acts, matters or things or by examples falling within the general words. Any phrase introduced by the terms “other”, “including”, “include” and “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.4	The headings in this Agreement do not affect its interpretation.

2.	Services

2.1	During the term of this Agreement, Parent shall provide, or cause to be provided, to the Company (and, as may be specified by notice in writing to the Parent from time to time, any other Group Company) each of the services described in Schedule 1 (each a “Parent-Provided Service” and collectively, the “Parent-Provided Services”) on the terms and conditions set out in this Agreement. During the term of this Agreement, the Company shall provide, or cause to be provided, to Parent (and, as may be specified by notice in writing to the Company from time to time, any other Seller’s Group Undertaking) each of the services described in Schedule 2 (each a “Company-Provided Service” and collectively, the “Company-Provided Services”) on the terms and conditions set out in this Agreement.

2.2

If there are any services that were provided by or on behalf of a Seller Group’s Undertaking to a Group Company immediately prior to the Completion Date that (i) the Company (acting reasonably) determines are critical to being able to operate the Business following the Completion Date in a manner substantially similar to the operation of the Business prior to the Completion Date, (ii) cannot be provided by a Group Company or a third-party service provider without undue burden or expense and (iii) are not Excluded Services, the Company shall have a period of three months from the date of this Agreement to elect in writing to Parent to have such Additional Parent-Provided Services provided in accordance with this Agreement. The parties shall use all reasonable endeavours (acting in good faith) to agree as soon as practicable following an election pursuant to this Clause 2.2 on the scope, fees and term of the Additional Parent-Provided Services; provided that Parent shall have no obligation to provide such Additional Parent-Provided Services until the parties have agreed on such matters. In the event that the Parent (acting reasonably) determines that the provision of an Additional Parent-Provided Service would cause undue burden to the Parent or violate any law or regulation applicable to the Parent, the Parent shall not be required to provide such Additional Parent-Provided Service; provided, however, that the parties shall use all reasonable endeavours to find a workable alternative such that the Company shall receive (whether from the Parent or a third party) a service substantially equivalent to such Additional Parent-Provided Service.

2.3	Except for the Services expressly contemplated to be provided in accordance with Clause 2.1, or Additional Parent-Provided Services notified and agreed pursuant to Clause 2.2 or additional services agreed to pursuant to Clause 8, the Delivering Party shall have no obligation under this Agreement to provide any services to the Receiving Party.

3.	Duration of Services

3.1	The Delivering Party shall provide or cause to be provided each Service from the Completion Date until the earlier to occur, with respect to each such Service, of (a) the expiration of the period of duration for such Service specified in Schedule 1 or Schedule 2, as the case may be, subject to any extension of the same pursuant to Clause 3.2 or Clause 8; or (b) the date on which such Service is terminated pursuant to Clause 15.

3.2	Subject to Clause 15, the Company may, by notice in writing to the Parent, extend the Service Termination Date for the Services set out in Part B (HR Business Systems and HR Shared Services) of Schedule 1 to a date not later than December 31, 2010. On receipt of a valid extension notice pursuant to this Clause 3.2, the Service Termination Dates for the Services set out in Part A (Corporate IT Services) and Part C (Financial Business System Support Services) of Schedule 1 shall automatically be extended to the date set out in such notice.

4.	Standard for Services

The Delivering Party shall perform the Services in a manner consistent in all material respects with that provided by the Delivering Party to the other party’s Business immediately prior to the Completion Date and, in the case of Parent, shall be consistent with the level of service provided by Parent to its Affiliates from time to time during the term of this Agreement. The standards of service required in this Agreement shall be assessed by reference to the parties in the current situation and not by reference to third parties which are in the business of providing outsourcing or similar services.

5.	Cooperation in Provision of Services

5.1	The Receiving Party shall (and shall ensure its Representatives shall) comply with the Delivering Party’s policies and procedures in relation to the use and access of the Services and the Delivering Party’s systems that it is notified of in writing from time to time.

5.2	The Receiving Party shall cooperate with the Delivering Party and shall provide the Delivering Party with such information and assistance and access to the Receiving Party’s premises, equipment and systems, necessary for the Delivering Party to provide the Services; provided that the Delivering Party shall (and shall ensure its Representatives shall) comply with the Receiving Party’s reasonable security requirements that it is notified of in writing from time to time.

5.3	The Receiving Party shall use all reasonable endeavours to provide and maintain throughout the term of this Agreement such systems and telecommunications infrastructure as may be required in order for the Delivering Party to provide the Services. To the extent the Receiving Party does not provide or maintain such systems and infrastructure, the obligation of the Delivering Party to provide any Services contingent on such infrastructure shall be suspended.

5.4	The Delivering Party shall use all reasonable endeavours to provide and maintain throughout the term of this Agreement such systems and telecommunications infrastructure as may be required in order for the Delivering Party to provide the Services.

5.5	The Delivering Party shall be responsible for all routine system-wide maintenance performed in the ordinary course of business consistent with past practice. No additional charge shall be made for such activities.

5.6	The Delivering Party shall, in relation to the provision of the Services, maintain such insurance and business continuity and disaster recovery processes as are consistent with the Delivering Party’s practice immediately before the date of this Agreement.

5.7	The Delivering Party shall keep accurate books and records in relation to the Services as required by applicable law and in accordance with its past practice.

6.	Compliance With Law; Consents

6.1	Each party shall be responsible for its own compliance with any laws or regulations applicable to its performance under this Agreement.

6.2	The parties shall use all reasonable endeavours to obtain all governmental or third party licences, authorisations and consents required for the provision of any Service by the Delivering Party in accordance with the terms of this Agreement; provided that (a) the costs relating to obtaining any such licences, authorisations or consents shall be borne by the Receiving Party; and (b) the Delivering Party shall not be required to provide the part of the relevant Service for which such licenses and/or consents are required in the event that the Delivering Party (acting reasonably) determines that, as a result of the failure to obtain the required license and/or consent, any agreement with a third party relating to the provision of goods and/or services to a group undertaking of the Delivering Party could be expected to be terminated or revoked; provided that, in the case of clause (b), the parties shall use all reasonable endeavours to find a workable alternative such that the Receiving Party shall continue to benefit from the Service or the part of the Service that had required such license or consent.

7.	Services Management

7.1	Within one (1) week of the Completion Date, each party will nominate a Services Manager. The Services Managers will coordinate and manage the provision of the Services and will work with each other in good faith to address and/or resolve any issues that arise in connection with the Services.

7.2	The Services Managers will meet in person or communicate by audio or video conference periodically to review the subject matter and performance of this

Agreement. The meetings shall take place at the times and places agreed by the Services Managers acting reasonably.

7.3	The parties shall use all reasonable endeavours to ensure that their respective Services Managers or such other personnel as are necessary for the provision and receipt of the Services are reasonably available during normal business hours on reasonable notice for consultation on any matter relating to the Services.

7.4	The Delivering Party shall take reasonable steps to ensure that all personnel (including any sub-contractor personnel) used in the provision of the Services shall be suitably qualified for providing that Service.

8.	Changes to the Services

8.1	Any proposed enhancements, special requests, continued or additional services or other changes to a Service or the terms and conditions of a Service (including scope, nature, volume, duration of and fees for these additional services (each, a “Change Request”) shall be dealt with pursuant to Clause 8.2.

8.2	Any Change Request made by a party shall be in writing and contain reasonably detailed information regarding the scope and nature of the Change Request. The party receiving the Change Request shall have 10 Business Days to reply to the requesting party with any additional information that will be required in order for the receiving party to be able to evaluate the Change Request. The party making the Change Request shall provide this information within 5 Business Days. The party receiving the Change Request shall provide its proposal as promptly as reasonably practicable following the receipt of this information. Each party agrees to consider in good faith (but shall have no obligation to accept) any Change Request. If a Change Request is agreed, the additional services specified in the agreed Change Request will be deemed to be included in the definition of “Services” and provided in all other respects on the terms of this Agreement and the additional fees will form part of the “Service Charges”.

8.3	The Delivering Party may from time to time modify, change, substitute, enhance or otherwise alter any Service:

(a)	to comply with any applicable regulatory or statutory requirements; or

(b)	if the Delivering Party is making a similar change in the performance of such services for its affiliates and provided that any modification, change or enhancement made pursuant to this Clause 8.3(b) will not reasonably be expected to have a material adverse effect on such Service.

The Delivering Party will give the Receiving Party no less than one (1) month’s prior notice of any material change. Any changes to the fees for any Service resulting from this Clause 8.3 shall be agreed pursuant to Clause 8.2.

8.4	If the Receiving Party purchases, leases or otherwise acquires any business, assets or properties or rights in respect thereof, any requested services in respect of such acquired business, assets or properties shall be deemed a special request and/or enhancement subject to Clauses 8.1 and 8.2.

9.	Service Limitations

9.1	Unless expressly provided otherwise in this Agreement (including Clause 5.5) or unless agreed pursuant to Clauses 8.l and 8.2:

(a)	the level or volume of any specific Service required to be provided to the Receiving Party shall not exceed the level or volume of such Service as provided immediately prior to the Completion Date, it being agreed that (i) the Delivering Party shall use reasonable endeavours to accommodate increases in levels or volumes arising out of operations in the ordinary course so long as any incremental cost associated therewith is borne solely by the Receiving Party and (ii) the Delivering Party’s obligations to provide the level and volume of any Service provided immediately prior to the Completion Date shall be unaffected;

(b)	the Services to be provided hereunder shall be available only for the purposes of conducting the Business of the Receiving Party substantially in the manner it was conducted in the ordinary course immediately prior to the Completion Date (subject to any changes which occur in the ordinary course consistent with the prior conduct of such Business); and

(c)	in no event shall the Delivering Party be obliged to upgrade, enhance or otherwise modify any computer hardware, software or other equipment that is currently used in the Business to perform the Services.

9.2	The Receiving Party acknowledges and agrees that the Services provided by third party providers, or the assets licensed from a third party used in connection with providing the Services, remain subject to the terms and conditions of any applicable agreements with the Delivering Party of such services or licensors of such assets, and the Receiving Party shall adhere to such terms and conditions that it is notified of in writing from time to time. The Delivering Party shall promptly notify the Receiving Party if it determines that the Receiving Party is not adhering to the terms or conditions of any agreement for such Service.

9.3	The Receiving Party acknowledges that the purpose of this Agreement is to provide Services to the Receiving Party in respect of the Business on an interim basis, until the Receiving Party can perform the Services for itself or obtain the Services from an alternative third-party provider. Accordingly, at all times from and after the Completion Date, and without prejudice to the obligations of the Delivering Party under this Agreement, the Receiving Party shall use its reasonable endeavours to make or obtain any approvals, permits or licences, implement any systems and take, or cause to be taken, any and all other actions necessary or advisable for it or an alternative third party to provide the Services as soon as practicable.

10.	Charges and Payment

10.1	The Receiving Party shall pay the Delivering Party:

(a)	for the Services at the rates set out in Schedule 1 or Schedule 2, as the case may be; and

(b)	an amount equal to any reasonable and documented out-of-pocket costs that (a) the Delivering Party confirms in good faith were not taken into account in determining the rates set out in Schedule 1 or Schedule 2, as the case may be, and (b) have been approved in advance in writing by the Receiving Party (such consent not to be unreasonably withheld) where the amount of such costs and expenses, when taken together with any other such costs and expenses incurred during the relevant period, exceeds $5,000 in any 30-day period.

(collectively, the “Service Charges”). All Service Charges shall be expressed in dollars.

10.2	Except as set out in Schedule 1, unless the parties otherwise agree in writing, the Delivering Party will invoice the Receiving Party on a monthly basis within fifteen (15) Business Days after the end of the month for the Services provided to the Receiving Party during the previous month. In the event that the Services have been provided for a period of less than a month, the invoice will be prorated for the number of days in such month for which Services were provided.

10.3	All invoices shall be paid by bank transfer by the Receiving Party to the Delivering Party within thirty (30) days of receipt of the invoice in dollars to the account specified in the relevant invoice. The Receiving Party shall not offset any amounts owing to it by the Delivering Party or any of the Delivering Party’s affiliates against amounts payable by the Receiving Party under this Agreement or under any other agreement or arrangement between the Receiving Party, on the one hand, and the Delivering Party or any of the Delivering Party’s affiliates, on the other hand.

10.4	If the Receiving Party disputes any invoice or other request for payment, then the Receiving Party will notify the Delivering Party in writing within seven (7) days of the receipt of the invoice or request for payment and the Dispute will be resolved in accordance with Clause 25. Where only part of an invoice is disputed, the Receiving Party will pay the undisputed amount on the due date.

10.5	If the Receiving Party fails to pay the Delivering Party any sum due pursuant to this Agreement, such failure shall be considered a material breach of this Agreement (except to the extent of any amounts reasonably disputed in accordance with this Agreement) and the Delivering Party may:

(a)	without liability, suspend its obligations hereunder to provide any and all Services to the Receiving Party until such time as such sums have been paid in full; and

(b)	charge interest on such sums from the due date for payment at the Agreed Rate, accruing on a daily basis until payment is made, whether before or after any judgement.

10.6	All amounts due and payable to the Delivering Party under this Agreement will become due immediately upon termination of this Agreement. This Clause 10.6 is without prejudice to any right to claim for interest under this Agreement.

10.7	Subject to Clause 12.3:

(a)	all charges and fees to be paid by the Receiving Party to the Delivering Party under this Agreement are exclusive of any applicable taxes required by law to be collected from the Receiving Party (including withholding, sales, use, excise, occupation, privilege, value added, gross receipts or services taxes, which may be assessed on the provision of the Services hereunder); and

(b)	if a withholding, sales, use, excise, occupation, privilege, value added, gross receipts or services tax is assessed on, or is chargeable in respect of, the provision of any of the Services provided under this Agreement, the Receiving Party shall, where relevant, on receipt of a valid VAT invoice pay, reimburse or indemnify the Delivering Party for such tax. Without prejudice to the generality of Clause 10.1, to the extent that the Service Charges constitute any amount in respect of (x) a cost falling within Clause 10.1(b) or (y) any amount required to be paid falling within Clause 10.1(c), the Receiving Party shall also pay to the Delivering Party any VAT paid or falling to be paid by the party incurring such costs or amount required to be paid (the “Cost Bearer”) which forms part of such cost or amount required to be paid, to the extent irrecoverable by the Cost Bearer (or any person treated as a member of a VAT group for VAT purposes with the Cost Bearer). The parties shall cooperate with each other in determining the extent to which any tax is due and owing under the circumstances, and shall provide and make available to each other any resale certificate, information regarding out-of-state use of materials, services or sale, and other exemption certificates or information reasonably requested by the other party.

11.	Changes in costs of providing the services

11.1	Subject to the notice period provided for in Clause 15.3, if the Delivering Party does not provide or ceases to provide a category of Services (e.g., Part A, Part B, Part C, Part D or Part E of Schedule 1) pursuant to this Agreement, there shall be no further Service Charge for such Service. Without prejudice to Clause 15.3, in the event of any reduction in the scope of any category of Services used by the Company, there will be no reduction of the fees set out in Schedule 1. For the avoidance of doubt, no reduction in the scope of any Service shall be permitted other than in accordance with this Agreement or unless agreed to by the parties.

11.2	If there is a material change in the cost of providing the Services (including as a result of a change to the Services pursuant to Clause 8), the Delivering Party will notify the Receiving Party of the change in writing, specifying the reasons for the change in the cost of providing the relevant Services, the amount of the change in the cost of providing the relevant Services and the proposed change to the Service Charges. The revised Service Charges will apply with immediate effect. The Delivering Party shall not request any changes to the Service Charges pursuant to this Clause 11.2 for six (6) months from the date of this Agreement.

11.3	Disputes in relation to any change to the Service Charges will be resolved in accordance with Clause 25.

12.	Title to Delivering Party’s Property; Management and Control

12.1	Unless otherwise agreed by the parties in writing, all procedures, methods, systems,

strategies, tools, equipment, facilities and resources (collectively, the “Delivering Party’s Property”), that are used, created, developed or acquired by the Delivering Party, any of its affiliates or any third party service provider in connection with the provision of Services hereunder, shall belong to and vest in the Delivering Party, its affiliates or such third party service provider (as applicable) and shall at all times be under the sole direction and control of the Delivering Party, its affiliates or such third party service provider (as applicable). Subject to the terms of any agreement with a third party, the Receiving Party shall be licensed to use the Delivering Party’s Property solely to the extent necessary for receipt of the Services.

12.2	Except as otherwise provided herein, management of, and control over, the provision of the Services (including the determination or designation at any time of the Delivering Party’s Property, employees and other resources of the Delivering Party, its affiliates or any third party service provider to be used in connection with the provision of the Services) shall reside solely with the Delivering Party.

12.3	Without limiting the generality of Clause 12.2, all labour matters relating to any employees of the Delivering Party, its affiliates and any third party service provider shall be within the exclusive control of such parties, and the Receiving Party shall not take any action affecting, or have any rights with respect to, such matters. The Delivering Party shall be solely responsible for the payment of all salary and benefits and all income tax, social security taxes, unemployment compensation, tax, workers’ compensation tax, other employment taxes or withholdings and premiums and remittances with respect to employees of the Delivering Party and its affiliates used to provide Services.

13.	Exclusion of Warranties

13.1	Except as expressly set out in this Agreement, all warranties, conditions and other terms implied by statute or common law are, to the fullest extent permitted by law, excluded from this Agreement.

13.2	The Delivering Party will not be liable for any failure to provide or delay in providing the Services in accordance with the terms of this Agreement to the extent such failure or delay:

(a)	results from the failure of the Receiving Party to comply with its obligations under this Agreement;

(b)	is not caused by the gross negligence or wilful misconduct of the Delivering Party in providing such Services or the breach of this Agreement by the Delivering Party; or

(c)	similarly affects affiliates of the Delivering Party receiving such Services and does not have a disproportionately adverse effect on the Receiving Party (except to the extent that such failure or delay is a result of the gross negligence or wilful misconduct of the Delivering Party in providing such Services or the breach of this Agreement by the Delivering Party).

14.	Indemnity; Limitations on Liability

14.1	Subject to the limitations on liability set out in this Agreement, the Delivering Party indemnifies and holds harmless the Receiving Party and its Representatives from and against any and all Losses incurred by them in connection with or arising out of the gross negligence or wilful misconduct of the Delivering Party or its affiliates in the provision of the Services or the breach by the Delivering Party of its obligations under this Agreement.

14.2	The Receiving Party indemnifies and holds harmless the Delivering Party and its Representatives from and against any and all Losses incurred by them in connection with or arising out of the gross negligence or wilful misconduct of the Receiving Party or its affiliates or the breach by the Receiving Party of its obligations under this Agreement.

14.3	Subject to Clause 14.5, the Delivering Party shall not be liable to the Receiving Party, whether in contract, tort or restitution, or for breach of statutory duty or misrepresentation, or otherwise, for any (a) loss of profit, (b) loss of goodwill, (c) loss of business, (d) loss of business opportunity, (e) loss of anticipated saving, (f) loss or corruption of data or information, or (g) punitive, special, indirect or consequential damage or loss, suffered by the Receiving Party that arises under or in connection with this Agreement, even if the loss was reasonably foreseeable or a party has been advised of the possibility of such damages.

14.4	Subject to Clause 14.5, in no event shall the aggregate liability of the Delivering Party or the Receiving Party in respect of each Service under this Agreement, whether in contract, tort or restitution, or for breach of statutory duty or misrepresentation, or otherwise, exceed 100% of the fees paid for such Service under Clause 10.1(a).

14.5	Nothing in this Agreement shall limit or exclude the liability of either party for:

(a)	death or personal injury resulting from negligence,

(b)	breach of the obligations arising from Section 12 of the Sale of Goods Act 1979 or Section 2 of the Supply of Goods and Services Act 1982;

(c)	fraud and/or fraudulent misrepresentation;

(d)	any other liability to the extent which it cannot be lawfully excluded; or

(e)	an intentional Security Breach or Security Intrusion by a party, an intentional reduction in Security contributing to a Security Breach or Security Intrusion by such party, or any failure of such party to notify the other party of a Security Breach or Security Intrusion (as such terms are defined in Schedule 3).

15.	Term and Termination

15.1	This Agreement will come into effect on the Completion Date and, with respect to each Service, will continue in force until the applicable Service Termination Date (as may be extended in writing by the Parties).

15.2	This Agreement will terminate in its entirety on the last Service Termination Date, unless otherwise terminated earlier under this Clause 15.

15.3	The Receiving Party may terminate at any time any Service, or any part thereof:

(a)	upon giving at least thirty (30) days prior notice to the Delivering Party (except as otherwise provided in any Schedule hereto); or

(b)	if the Delivering Party has failed to perform any of its material obligations under this Agreement relating to any such Service, the Receiving Party has notified the Delivering Party in writing of such failure, and such failure has continued for a period of thirty (30) days after receipt by the Delivering Party of written notice of such failure.

15.4	The Delivering Party may terminate at any time any Service, or any part thereof, if the Receiving Party has failed to perform any of its material obligations under this Agreement relating to any such Service, the Delivering Party has notified the Receiving Party in writing of such failure and such failure shall have continued for a period of thirty (30) days after receipt by the Receiving Party of written notice of such failure. For the avoidance of doubt, the failure by the Receiving Party to pay the full amount of any invoice when due (except to the extent of any amounts reasonably disputed in accordance with this Agreement) shall be considered a material breach of the Receiving Party’s obligations under this Agreement.

15.5	The Delivering Party may upon written notice to the Receiving Party, discontinue the provision of any Service without compensation to the Receiving Party in the event that the Delivering Party is unable to perform such Service, or loses its right to perform such Service, as a result of any termination of a related Service or a related service provided by a third party; provided if the Delivering Party receives written notice from any third party that such third party intends to terminate such service, the parties shall use all reasonable endeavours to secure the continued provision of that service from such third party or an alternative third party provider (it being agreed that any costs incurred in doing so shall be borne by the Receiving Party).

15.6	Parent may terminate this Agreement upon giving at least thirty (30) days prior notice to the Company upon Parent’s rollout of new functionality associated with version 6 of SAP; provided, however, that no such termination may be effective prior to the date which is 12 months from the date of this Agreement.

15.7	Either party may terminate this Agreement at any time with immediate effect upon serving written notice upon the other party if the other party suffers an Insolvency Event.

16.	Effects of Termination

16.1	This Clause 16 shall apply on the termination of this Agreement and on the termination of an individual Service. Any reference in this Clause 16 to the Services shall, where applicable, be read as a reference to the relevant individual Service.

16.2	Upon termination of any Service, the Delivering Party shall have no further obligation to provide the terminated Service and the Receiving Party shall have no obligation to pay any Service Charges relating to such Service or make any other payments hereunder; provided that notwithstanding such termination, the Receiving Party shall remain liable to the Delivering Party for Service Charges and any other amounts provided for in Clause 10.7, owed and payable in respect of Services provided prior to the effective date of the termination.

16.3	Termination of this Agreement as provided for herein shall not prejudice or affect any rights or remedies which shall have accrued as at the effective date of termination.

16.4	Following notice of termination of any Service, the parties agree to reasonably cooperate in providing for an orderly transition of such Service to the Receiving Party or a successor service provider (at the sole cost and expense of the Receiving Party).

16.5	On termination each party will promptly return to the other party all equipment, materials and property belonging to the other party that the other party had supplied to it or its affiliates in connection with the provision of the Services under this Agreement.

17.	Confidential Information

17.1	Subject to Clause 17.2, each party undertakes to the other party that it shall (and shall procure that its affiliates shall) treat as confidential all non-public or proprietary information relating to the business of the other party disclosed to it by reason of this Agreement (the “Confidential Information”) and any other information received or obtained in connection with entering into or performing this Agreement which relates to:

(a)	the provisions or the subject matter of this Agreement or any document referred to herein and any claim or potential claim thereunder; or

(b)	the negotiations relating to this Agreement.

17.2	Clause 17.1 shall not apply to disclosure of any such information:

(a)	to the extent such disclosure is required by law, by a rule of a listing authority or stock exchange to which any party is subject or submits or by a governmental authority or other authority with relevant powers to which any party is subject or submits, whether or not the requirement has the force of law;

(b)	to a Representative of a party whose function requires him to have the relevant Confidential Information;

(c)	to the extent reasonably necessary in order for a party to assume its obligations or receive its right under and/or in accordance with this Agreement; or

(d)	to the extent that the information has been made public by, or with the consent of, the other party.

17.3	Clause 17.1 shall not apply to a Receiving Party with respect to the U.S. federal or state tax treatment or structure of any transaction in respect of which a Delivering Party has provided Services.

17.4	To the extent that any third party proprietor of information or software to be disclosed or made available to the Receiving Party in connection with the performance of the Services hereunder requires a specific form of non-disclosure agreement as a condition of its consent to use of the same for the benefit of the Receiving Party or to permit the Receiving Party access to such information or software, the Receiving Party shall execute (and shall cause its employees to execute, if required) any such form.

18.	Data Protection

18.1	The parties agree that the Receiving Party is a Data Controller when directing the Delivering Party to provide the Services. The Receiving Party agrees and undertakes to comply at all times with the Data Protection Laws and shall not, by any act or omission, place the Delivering Party in breach of the Data Protection Laws in connection with the performance of the Services.

18.2	The parties further agree that the Delivering Party is a Data Processor when Processing Personal Data in connection with the performance of the Services. The Delivering Party agrees that it will:

(a)	Process any Personal Data in performance of the Services in accordance with the instructions of the Receiving Party;

(b)	maintain appropriate technical and organisational measures against accidental or unlawful destruction or accidental loss, alteration, unauthorised disclosure or access and against all unauthorised and unlawful forms of processing;

(c)	to the extent reasonably practicable, notify the Receiving Party of any notices, requests or queries from data subjects, any data protection supervisory authority or any law enforcement authority, for the Receiving Party to resolve;

(d)	to the extent reasonably practicable, provide such information and assistance to Receiving Party as is commercially reasonable to allow the Receiving Party to comply with the rights of data subjects, including subject access rights, or with information notices served by the Information Commissioner or to facilitate timely resolution of any matter arising under Clause 18.1 (c) or any related investigation;

18.3	The Delivering Party reserves the right to use suppliers and subcontractors, including for processing, hosting and storage purposes. The Delivering Party shall procure that any such supplier or subcontractor enters into an agreement with the Delivering Party containing the obligations set out in this Clause 18 including without limitation sufficient guarantees in respect of the appropriate technical and organisational measures governing the processing to be carried out, and shall enforce such obligations against any such supplier or subcontractor.

18.4

To the extent the Delivering Party is required to Process Personal Data for the Receiving Party, which will involve the transfer of Personal Data from the EEA, then the Receiving Party, and the Delivering Party, shall enter into the Standard Contractual Clauses or other mutually agreed upon compliance mechanism to legitimise such processing in accordance with Data Protection Laws. The Parties shall work in good faith to make any and all necessary filings and obtain any and all necessary data protection authorisations from the relevant authority or agency under Data Protection Laws.

18.5	If the Receiving Party wants the Delivering Party to process data (including data similar to Personal Data) received from countries outside the EEA, then the Delivering Party will consider and address any request to do so in a co-operative manner. Such a request will amount to a Service change request under Clause 8 and the Receiving Party will adopt that mechanism for this request.

18.6	The parties agree to adhere at all times during this Agreement to the security procedures and measures contained in Schedule 3 hereto.

19.	Force majeure

19.1	No party shall be liable for any delay in performing any of its obligations under this Agreement if such delay arises out of or is caused by an event of Force Majeure.

19.2	If and to the extent that Force Majeure prevents the Delivering Party from providing any Services, the Delivering Party shall inform the Receiving Party promptly in writing specifying the event of Force Majeure and, to the extent practicable, its expected duration and the relevant Services affected. The Delivering Party shall be excused from providing the relevant Services to the extent the Force Majeure prevents such performance, but shall use all reasonable endeavours to limit the period during which the event of Force Majeure prevents such performance, and shall not be excused to the extent that its failure to provide such Service was due to its failure to properly maintain insurance and/or business continuity and disaster recovery procedures pursuant to Clause 5.

20.	Indemnification Procedures

20.1	If an indemnified party asserts that an indemnifying party has become obligated to indemnify pursuant to this Agreement, or if any third-party action is begun, made or instituted as a result of which the indemnifying party may become obligated to an indemnified party hereunder, the indemnified party shall promptly give written notice to the indemnifying party (but the failure to so promptly notify the indemnifying party shall not relieve the indemnifying party from its obligation to indemnify the indemnified party to the extent it is not actually prejudiced thereby), specifying in reasonable detail the facts upon which the claimed right to indemnification is based. The indemnifying party shall, at its own cost, defend any third-party action against the indemnified party. No party shall admit liability, consent to the entry of any judgment or enter into any settlement of any third-party action without the prior written consent of the other party, which consent shall not be unreasonably withheld. The indemnified party shall provide all information, assistance and cooperation as may be reasonably requested by the indemnifying party and shall take all reasonable action to mitigate any Loss suffered by it.

21.	Entire Agreement

21.1	This Agreement and the other documents referred to in this Agreement constitute the entire and only legally binding agreement between the parties relating to the transition services; and supersede and extinguish any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating to such matters.

21.2	Neither party will have any liability for any representation, warranty or undertaking not expressly set out in this Agreement, provided that nothing in this Agreement will exclude either party from liability for any fraud or fraudulent misrepresentation.

22.	General

22.1	A variation of this Agreement is valid only if it is in writing and signed by or on behalf of each party.

22.2	The failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not impair or constitute a waiver of the right or remedy or an impairment of or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or, save as referred to in Clause 21, the exercise of another right or remedy.

22.3	Save as otherwise provided herein, any payment to be made by any party under this Agreement shall be made in full without any set-off, restriction, condition or deduction for or on account of any counterclaim, and free of any deduction or withholding for or on account of tax unless required by law, rule or regulation.

22.4	If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable under the laws of any jurisdiction, that shall not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(b)	the legality, validity or enforceability under the laws of any other jurisdiction of that or another provision of this Agreement.

22.5	A person who is not a party to this Agreement shall not have any rights under or in connection with it by virtue of the Contracts (Rights of Third Parties) Act 1999 except where such rights are expressly granted to it hereunder, but this does not affect any right or remedy of a third party which exists, or is available, apart from that Act. The rights of the parties to terminate, rescind or agree any variation, waiver or settlement under this Agreement is not subject to the consent of any person that is not a party to this Agreement.

22.6	Each party will (at its own expense) promptly execute and deliver all such documents, and do all such things, or procure the execution of documents and doing of such things as are required to give full effect to this Agreement and the transactions contemplated by it.

22.7

Except as specifically provided herein, neither party shall: (a) act or represent or hold itself out as having authority to act as an agent or partner of the other party; or (b) in any way bind or commit the other party to any obligations or agreement. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust, fiduciary relationship or other association of any kind, each party being individually responsible only for its obligations as set forth in this Agreement. Except as provided for in Clause 14.5, the parties’ respective rights and obligations hereunder shall be limited to the contractual rights and obligations expressly set forth herein on the terms and conditions set forth herein.

23.	Assignment and sub-contracting

23.1	No party to this Agreement shall assign, transfer, declare a trust of the benefit of or in any other way alienate any of its rights under this Agreement whether in whole or in part without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

23.2	The Delivering Party may, directly or through one or more affiliates, hire or engage one or more subcontractors or other third parties (each, a “Subcontractor”) to perform any or all of its obligations under this Agreement; provided, that:

(a)	it shall remain ultimately responsible for ensuring that the obligations with respect to the nature, quality and standards of care set out in this Agreement are satisfied with respect to any Service provided by any Subcontractor;

(b)	the use of any Subcontractor will not increase any fees payable by the Receiving Party hereunder (except as provided in Clause 15.5); and

(c)	the use of any Subcontractor will not adversely affect in any material respect the quality of any Service provided to the Receiving Party.

24.	Notices

24.1	A notice or other communication under or in connection with this Agreement (a “Notice”) shall be in writing, in the English language and delivered personally or sent by Federal Express (or similar courier) or by fax to the party due to receive the Notice to the address set out in Clause 24.3 or to an alternative address, or fax number specified by that party by not less than seven (7) days’ written notice to the other party received before the Notice was dispatched.

24.2	Unless there is evidence that it was received earlier, a Notice is deemed given if:

(a)	delivered personally, when left at the address referred to in Clause 24.1;

(b)	sent by Federal Express (or similar courier), three (3) Business Days after sending it; and

(c)	sent by fax, when confirmation of its transmission has been recorded by the sender’s fax machine.

24.3	The address referred to in Clause 24.1 is:

Name of party	Address	Fax No.	Marked for the attention of

Parent	eBay Inc. 2145 Hamilton Avenue, San Jose, California, USA 95125	+1 408 376 7514	General Counsel

Parent’s agent for service of process	eBay (UK) Limited 5 New Street Square London EC4A 3TW	+44 20 8605 3001	Country Manager

with a copy (which shall not constitute notice) to:	Sidley Austin LLP Woolgate Exchange 25 Basinghall Street London EC2V 5HA United Kingdom	+44 20 7626 7937	Thomas Thesing

Company	c/o S Technologies Limited 2 Stephen Street, 3rd Flr London, W1T 1AN	+44-020-7291-0360	General Counsel

with a copy (which shall not constitute notice) to:	Silver Lake 2775 Sand Hill Road Suite 100 Menlo Park, CA 94025 United States	+1 650 233 8125	General Counsel

with a copy (which shall not constitute notice) to:	Sullivan & Cromwell LLP 1 New Fetter Lane London EC4A 1AN United Kingdom	+44 20 7959 8950	Richard C. Morrissey and Richard A. Pollack

Company’s agent for service of process	c/o S Technologies Limited 2 Stephen Street, 3rd Flr London, W1T 1AN	+44-020-7291-0360	General Counsel

25. Governing Law, Jurisdiction and Dispute Resolution

25.1	Prior to the initiation of litigation pursuant to Clause 25.4, the parties shall first attempt to resolve any Dispute informally, as follows:

(i) Upon the written request of a party containing a short statement as to the nature of the Dispute and the requesting party’s position with respect thereto, the Services Managers shall meet for the purpose of negotiating in good faith to seek resolution of such Dispute.

(ii) If the Dispute cannot be resolved within ten (10) Business Days after the Dispute is submitted to the Services Managers, the Dispute shall be immediately referred by written notice to Laura Shesgreen or her successors and Phillip DePaul or his successors for the purpose of negotiating in good faith to seek resolution of such Dispute.

(iii) If the Dispute cannot be resolved within ten (10) Business Days after the Dispute is submitted to such individuals described in Clause 25.1(ii), the Dispute shall be resolved pursuant litigation in accordance with Clause 25.4.

25.2	Nothing in Clause 25.1 shall prevent a party from instituting formal proceedings at any time to seek temporary or preliminary injunctive relief, avoid the expiration of any applicable limitation period, preserve a superior position with respect to other creditors or enforce unpaid debts.

25.3	This Agreement (including any non-contractual obligations arising out of or in connection with it) is governed by English law.

25.4	The courts of England have exclusive jurisdiction to settle any dispute arising from or connected with this Agreement (a “Dispute”) including a dispute regarding the existence, validity, subject matter or termination of this Agreement or the consequences of its nullity. The parties agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

26.	Service of process

26.1	Without prejudice to any other mode of service allowed under any relevant law, the Company:

(a)	irrevocably appoints S Technologies Limited, Att’n: General Counsel of 2 Stephen Street, 3rd Flr London, W1T 1AN, fax no. +44-020-7291-0360 as its agent on its behalf in England or Wales for service of process in relation to any proceedings before the English courts in connection with any Transaction Agreement; and

(b)	agrees that failure by a process agent to notify the Company of the process will not invalidate the proceedings concerned.

26.2	Without prejudice to any other mode of service allowed under any relevant law, Parent:

(a)	irrevocably appoints eBay (UK) Limited of 5 New Street Square, London EC4A 3TW and fax number: + 44 20 8605 3001 as its agent on its behalf in England or Wales for service of process in relation to any proceedings before the English Courts in connection with any Transaction Agreement; and

(b)	agrees that failure by a process agent to notify Parent of the process will not invalidate the proceedings concerned.

26.3	If any person appointed as process agent is unable for any reason to act as agent for service of process, then the Company or Parent (as the case may be) must immediately (and in any event within three (3) Business Days of such event taking place) appoint another agent on terms acceptable to the Company or Parent (as the case may be) and deliver to the other party the new agent’s name, address and fax number within England and Wales.

27.	Trinity Hosting

“Trinity Hosting” refers to the co-location of Parent’s Trinity environment located in the Company’s Dublin data center. Company shall permit Parent and its Representatives to access the Trinity environment and will cooperate with Parent and its Representatives to migrate the Trinity environment within 120 days of Completion.

28.	Japanese Operations Services

Parent operates a subsidiary company in Japan which holds a property lease ([***]) and employs three persons engaged to work for Company at an annual aggregate salary of [***]. Parent shall provide such reasonable support services as necessary to enable Company to assume such operations from Parent as soon as possible but in any event no longer than six months from Completion. Company shall assume such operations and shall reimburse Parent for all costs associated with maintaining such operations until fully transitioned. For further clarity, Company shall be responsible for all employment, benefit, lease and operational costs which relate to such property and employees, including any severance and termination costs for such employees which are incurred by Parent following Completion. Should Company fail to assume such operations within six months after Completion, Company shall pay an additional carrying fee to Parent in the amount of [***]. Prior to assuming the operations, Company shall not expand the operations in any way, including hiring employees and contractors, or entering into any other agreements with third parties.

29.	Counterparts

This Agreement may be executed in any number of counterparts (including by way of electronic transmission in .PDF format or by fax), each of which when executed and delivered is an original and all of which together evidence the same agreement.

30.	Survival

This Clause 30 and Clause 1 (Interpretation), 10 (Charges and Payment), 12 (Title to Delivering Party’s Property; Management and Control), Clause 13 (Exclusion of Warranties), 14 (Indemnity; Limitations on Liability), 16 (Effects of Termination), 17 (Confidential Information), 18 (Data Protection), Clause 20 (Indemnification Procedures) 21 (Entire Agreement), 22.1, 22.6, 22.7, 24 (Notices), 25 (Governing Law, Jurisdiction and Dispute Resolution), 26 (Service of Process), 27 (Trinity Hosting), 28 (Japanese Operations Services) and all other clauses by necessary implication will survive the expiration or termination of this Agreement.

SCHEDULE 1

Services Provided to Company by Parent

Part A. CORPORATE IT SERVICES

Corporate IT Services means the following basic office tools and IT business services currently provided for the operation of the Company:

	Corporate IT Services	Description

•	Corporate network access	Access to the Parent corporate network using existing login credentials.

•	E-mail services	Access to an email server hosted by Parent which provides Parent email addresses to existing users (including access to mobile devices). Maintenance will be limited to the same level of support as customarily provided. Mailbox size and email retention will be administered to existing practices. Services do not authorize access to the e-Mail or Active Directory environment to establish any new servers, infrastructure or new applications.

•	Electronic file storage	Access to shared file servers within the Parent corporate network for users’ home folders only or as approved by Parent’s Information Security team as reasonably needed. Access will be limited to Company group files or common filestores.

•	Office phone system	Access to a Parent PABX as it exists today on Company premises. No new installations will be supported and only routine adds/moves/changes will be supported.

•	Security badge access systems	Physical identification badges for accessing certain entry points to the physical premises which are read by the existing physical security badge reader.

•	Global Support Services (provided during local business hours of operations Monday through Friday, excluding holidays)	Onsite Desktop Services provided by Company and Parent staff will remain unchanged. Remote support will be limited to password reset.

Corporate IT Services and Rates

Corporate IT Services	Period	Rate in US Dollars

One-time Setup Fee for Secure Access Solution:	Payable at Completion	[***]

Corporate IT Service Fee	0-12 months	[***]

	Extension period pursuant to Clause 3.2	[***]

(i)	Description of one-time setup fee is as follows:

•	Procure, install, engineer and test Secure Terminal Server infrastructure in Parent environment.

•	Install and QA sanctioned application on terminal server infrastructure.

•	Integration: Active Directory integration, Firewall implementation, restricting access to meet security requirements.

•	Validate with Information Security the design and implemented solution meets stated objectives.

•	Establish end to end support for users of Secure Terminal Server environment with the GSS and Terminal Server support teams.

(ii)	It is understood that additional access procedures may be implemented for information security reasons.

Term of Corporate IT Services

Subject to any extension pursuant to Clause 3.2 of the Agreement, the term of Corporate IT Services provided to Company shall not exceed 12 months post- Completion date.

Part B. HR BUSINESS SYSTEMS AND HR SHARED SERVICES

B.1 Global HR Business Systems and HR Shared Services

Global HR Business Systems means access to and support for specified systems as described below:

	HR Business Systems	Description

•	Access and system administration support for HR Systems

Parent Global HR Systems will provide platform and system access to Company to support the continuity of Company’s business during the Buyer’s transition. In addition, Parent Global HR Systems will provide system administration and support for the systems enabled for Company. Services consist of maintenance of Company master employee data in [***], access to listed Parent HR systems, and system administration and system support of HR systems enabled for Company employees.

Company access to HR systems consists of:

•          [***]

•          [***] self service applications:
 [***], [***], [***]

•          [***]

•          Staffing systems: [***], [***], [***], [***]

•          [***]

•	HR Shared Services Administrative Services

•          [***] – Perform data entry services in [***] for the purpose of administering employee data and transactions. Entry consists of: new hires for U.S. and international locations; Personnel Action Notices for transactions that cannot be performed in [***] (e.g., international transfers); name changes for US employees; [***] errors/exceptions. In addition, it consists of auditing all manual transactions entered in [***].

HR Business Systems	Description

•          [***] - Support Company employee end user requests for [***] assistance

•                [***] - Trouble shoot / triage [***] issues with HR Systems team

•                Request Management - Forward report requests and requests from other departments to Company HR

•                 Verification of Employment (VOE) - Forward requests for VOE for US employees to Company HR

•                Records Management - Maintain personnel records for US employees and US employee requests for copies of personnel records

•                Alternative Workforce Administration (AWF) – Parent’s AWF team will continue to provide administrative support relating to the [***] software tool which allows onboarding/offboarding of AWFs

Global HR Business Systems and HR Shared Services Rates

The rates for Global HR Business Systems and HR Shared Services will be calculated on a monthly basis as specified below. The fees will not be pro-rated for partial monthly service:

Period	Rate in US Dollars (Monthly)

0-12 months post Completion	[***]

Extension period pursuant to Clause 3.2	[***]

Term of Global HR Business Systems and HR Shared Services

Subject to any extension pursuant to Clause 3.2 of the Agreement, the term of Global HR Business Systems and HR Shared Services provided to Company shall not exceed 12 months post Completion Date.

B.2 One-Time Global HR Systems and HR Shared Services Fees

One-time implementation services by Global HR Systems and HR Shared Services Administrative Services are being provided to allow for HR setup of Company and employees at time of Completion and for data extract Services at time of Termination.

Corporate Services	Description	Rate in US Dollars (One-Time)
Initial Setup at Completion

•        Configure new [***] HR structure

•        Resolve Company hierarchy and relationship issues

•        Update Other Parent HR Systems, HR Interfaces, Access and HR Reports for separation readiness

•        Prepare termination and rehire files, test [***] configuration and uploads, resolve transactions inflight

•        Upload terminations and rehires

•        Audit terminations and rehires

[***] Invoiced at time of Completion

Migration at Termination

•        Extract HR data for future Company ERP system – [***], [***], [***], [***], and [***]. Note: No additional implementation activities for migration to a future Company ERP system are included beyond data extract.

•        Provide copies of US employee paper files to Company.

•        Terminate Company employees in [***] based upon assigned Company code. Update Parent HR Systems, HR Interfaces, Access, and HR Reports.

[***] Invoiced at time of Termination

Part C. FINANCIAL BUSINESS SYSTEM SUPPORT SERVICES

C.1 Financial Business Systems

Parent’s Financial Business Systems means the following administrative services provided to Company to support the Company’s business post Completion:

Corporate Services	Description	Period	Monthly Rate in US Dollars

SAP Support Services

Parent Financial Business Systems Support Services will provide platform and system access to Company in order to support the continuity of Company’s business during the Buyer’s transition. In addition, Parent will provide normal system administration and support for the systems enabled for Company.

Customary [***] support services consists of:

(a) new bank accounts for [***] (existing bank)

(b) new Company codes

(c) update revaluation and intercompany configuration settings

(d) provide master data set up for GL accounts, cost centers and profit centers, and

(e) routine bug fixes.

		0-12 months	[***]
		Subject to any extension pursuant to Clause 3.2	[***]

Term of Financial Business System Support Services

Subject to Clause 3.2 of the Agreement, the term of Financial Business System Support Services provided to Company shall not exceed 12 months post Completion Date.

C.2 One-Time Implementation Services

One-Time implementation services are being provided to allow for financial separation of the Company at time of Completion and for migration of Services at time of Termination.

Corporate Services	Description	Rate in US Dollars (One-Time)

Initial Setup at Completion

•        Company Codes: Create 15 new company codes; 1 new controlling area

•        A/P: Migration of open A/P and fixed assets

•        Daily Bank Statement Uploads: Bank Statement uploads and IDOC payment files

•        Reporting Extract: ABAP queries to replace Business Warehouse

[***] Invoiced at time of Completion

Migration at Termination	• Extract of Historical Financial Data, including the purchase of a new software application for this type of extract and labor associated with the set-up of the new tool and the data extract	[***] Invoiced at time of Termination

(i)	Up to two Company codes may be added per quarter.

Part D. LIST OF SYSTEMS INCLUDED/EXCLUDED IN THE AGREEMENT AND SERVICES

Systems Included:

Functional Area	Scope Area	Parent Systems Supporting Company

Finance + HR	ERP	[***]

Finance	Banking Interfaces	[***]

IT	Onboarding/offboarding for employees and non-employees	[***]

Parent Corp	Parent Mail/Calendaring	[***]

HR	HR self service applications	[***]

Functional Area	Scope Area	Parent Systems Supporting Company

HR	External Job Board	[***]

HR	Recruiting	[***]

HR	Background Checks	[***]

HR	Job Board Posting	[***]

HR	Performance Management, Development Plans, Peer Feedback	[***]

CS	CS Email Management	[***]

CS	CS Chat Solution	[***]

Systems Excluded from TSA

Functional Area	Scope Area	Parent Systems Supporting Company

Finance	Planning Tool	[***]

Finance	Audit ACL	[***]

Finance/HR	Data Warehouse	[***]

Finance	Completion Process/GL Reconciliation Tool	[***]

Finance	Procurement/Purchasing/ AP Management	[***]

Finance	Expense Reimbursement	[***]

Finance	Travel bookings	[***]

Finance	SOX Compliance	[***]

Finance	Corp Policy Database	[***]

Finance	Close Process/GL Reconciliation Tool	[***]

Functional Area	Scope Area	Parent Systems Supporting Company

Treasury	Online Payment System	[***]

Treasury	Financial Market Data & News	[***]

IT	Parent Intranet	[***]

HR	401k and Deferred Comp (US)	[***]

HR	Pulse Surveys	[***]

HR	HR self service applications	[***]

HR	Compensation Tools	[***]

HR	Absence Management (US)	[***]

HR	Relocation / Immigration	[***]

Legal	Compliance Training	[***]

Legal	Stock Administration	[***]

Legal	Litigation	[***]

Legal	Litigation	[***]

Legal	3rd Party Invoicing Legal	[***]

Legal	Contract Document Management	[***]

Legal	Law Enforcement Case Management	[***]

Legal	Fraud Tracking	[***]

Excluded Services include services relating to the foregoing systems and each of the following: Paypal services, treasury services, tax services, legal services, non-US benefits and payroll, workplace resources support, audit services and insurance/insurance-related services.

Part E. CUSTOMER SERVICE APPLICATIONS SUPPORT:

Customer Service (CS) Applications Support means the CS tools described below that support the customary customer service operations of the Business that are currently hosted and supported by Parent. Note that CS Applications Support excludes custom development or significant modification to the existing system.

CS Application Support	Description
[***]	Email management tool provides auto response, auto acknowledgment, email routing, etc.

[***]	CS Chat tool for inbound CS inquiries

[***]	Parent’s remote access environment used by the CS outsourcing companies (i.e. [***]) to access [***] and [***] support tools.

[***]	Proprietary Company testing application that is hosted and supported by Parent.

CS Application Support Rates

The rates for CS Application Support Rates will be calculated on a monthly basis as specified below and will be provided for a period not to exceed six (6) months after Completion. The fees will not be pro-rated for partial monthly service:

Period	Monthly Rate in US Dollars
One-Time Set-Up Costs- to increase capacity to [***] remote access environment by 20% to allow for up to 220 outsourced agents. This excludes support for additional outsourcer sites apart from [***].	[***]

0-6 months post Completion	[***]

(i)	Company will assume all usage based cost for telecom and data network infrastructure that specifically supports the Customer Service organization or end-user population.

(ii)	Company may incur certain costs associated with data migration as agreed upon by the parties pursuant to a Statement of Work.

Term of CS Application Support

The term of CS Application Support Services provided to Company shall not exceed 6 months post Completion Date.

Part F. Knowledge Transfer Services

“Knowledge Transfer Services” refers to the factual information provided by Parent’s tax, legal, HR and facilities groups relating to the prior corporate affairs of Company to facilitate the transfer of knowledge between the parties. Parent shall make available to Company relevant employees to answer such tax, legal, HR and facilities questions from the Completion Date through December 31, 2009 at a cost of $250 per hour. Knowledge Transfer Services shall in no event exceed 35 hours for each of the four functional areas during the period in which these Services are provided. All requests for Knowledge Transfer Services shall be submitted in writing to Parent’s Services Manager and shall contain a list of the information being sought and/or the questions being asked. The Knowledge Transfer Services shall be subject to any applicable confidentiality or legal restrictions or any other limitations reasonably imposed by Parent’s employees. It is understood and agreed that (i) any Knowledge Transfer Services shall be limited to factual matters and used for informational purposes only, shall not constitute legal services and shall be subject to review, approval and verification solely by the Company and (ii) Parent shall have no liability of any type in connection with providing the Knowledge Transfer Services. The Company releases, indemnifies and holds harmless Parent and its Representatives from and against any and all Losses, in any way arising out of or relating to the provision of any Knowledge Transfer Services. To the extent any Knowledge Transfer Services were deemed to be legal services, the Company, on behalf of itself and its affiliates, hereby waives any conflict of interest that may exist if Parent or any of its affiliates or Representatives is or becomes adverse to the Company or its affiliates in any matter (including litigation).

SCHEDULE 2

Services Provided by Company to Parent

None.

SCHEDULE 3

Security Measures

1.	Definitions

In this Schedule:

“Unauthorized Access” means the ability to view, store, collect, read, copy, or otherwise obtain Confidential Information by a person who is not explicitly permitted.

“Security Breach” means the Unauthorized Access of Confidential Information.

“Security Intrusion” means any attempt to interfere with the proper or normal working of a technology system, including without limitation denial of service, easter-eggs, trojans, worms, time bombs, malicious code, keystroke loggers, social engineering, piggybacking, coat-tailing, and back doors.

“Notify” or “Notification” means a notice or notification pursuant to a Security Breach or Security Intrusion, which shall be made by email and by phone to the Parties designated security contacts provided below in this Schedule.

“Confidential Information” has the meaning set out in Clause 17.1.

“Security” means the protection of systems, technology, corporate resources and Confidential Information with procedural, technical, systemic, and operational controls capable of detecting, protecting, and preventing attempted Security Breaches and Security Intrusions.

2.	Receiving Party Obligations

2.1. The Receiving Party will have access to Delivering Party Services and systems that were not originally intended to be accessed by an independent third party. While Delivering Party shall endeavour to limit access privileges and quarantine Delivering Party Confidential Information, it is possible that Receiving Party may have unauthorized access to Delivering Party Confidential Information. Receiving Party shall act in good faith and shall not proactively search for or intentionally attempt to obtain Delivering Party Confidential Information.

2.2. The Receiving Party shall provide and maintain adequate Security for the use of and access to the systems the Delivering Party provides to the Receiving Party for the Services. Such Security shall be commensurate with the Security in place immediately prior to the date hereof for access to such systems. Receiving Party shall maintain existing access control security standards for limiting access by the Receiving Party to the Delivering Party’s systems to access Receiving Party information. Existing Receiving Party access privileges to Receiving Party Confidential Information shall be maintained and new access privileges shall only be granted to the extent that the access privilege is required. Additional access controls or security standards beyond those contemplated in Schedule 1 may be agreed between the parties in accordance with the Change Request process set out in Clause 8.

2.3. Receiving Party shall Notify Delivering Party as soon as reasonably practicable and in any event within 72 hours of suspicion of a Security Breach or Security Intrusion of the Delivering Party Confidential Information or systems as a result of Receiving Party personnel.

2.4. Receiving Party shall Notify Delivering Party as soon as reasonably practicable and in any event within 24 hours of suspicion of a Security Breach or Security Intrusion of the Delivering Party Confidential Information or systems as a result of a third party.

2.5. In the event of a Security Breach or Security Incident as a result of Receiving Party personnel, Receiving Party shall as soon as reasonably practicable return or destroy Delivering Party’s Confidential Information at the Delivering Party’s sole discretion.

2.6. Receiving Party shall at all times comply with Clause 18 as a Data Controller and shall implement all steps necessary to ensure Delivering Party can provide the Services in compliance with Data Protection Laws.

3.	Delivering Party Obligations

3.1. The Delivering Party will have access to Receiving Party Confidential Information in order to provide the Services. While the Delivering Party currently has access to Receiving Party Confidential Information as Parent, Delivering Party shall endeavour to limit access privileges and quarantine Receiving Party Confidential Information to personnel only necessary to provide the Services. Delivering Party may not be able to limit all access and therefore it is possible that some personnel may have unauthorized access to Receiving Party Confidential Information. Delivering Party shall act in good faith and shall not proactively search for or intentionally attempt to obtain Receiving Party Confidential Information, except as required to provide the Services.

3.2. The Delivering Party shall provide and maintain adequate Security for the Services commensurate with the Security in place immediately prior to the date hereof for such Services and consistent with the standards implemented by the Delivering Party with respect to its own Confidential Information. The Delivering Party shall maintain existing access control Security standards for limiting access by the Delivering Party to the Receiving Party’s Confidential Information. Existing Delivering Party access privileges to Receiving Party Confidential Information shall be maintained and new access privileges will only be granted to the extent that the access privilege is required to provide the Services. Additional access controls or security standards beyond those contemplated in Schedule 1 may be agreed between the parties in accordance with the Change Request process set out in Clause 8.

3.3. Delivering Party shall Notify Receiving Party as soon as reasonably practicable and in any event within 72 hours of discovering a Security Breach or Security Intrusion of Receiving Party Confidential Information as a result of Delivering Party personnel.

3.4. Delivering Party shall Notify Receiving Party as soon as reasonably practicable and in any event within 24 hours of discovering a Security Breach or Security Intrusion of Receiving Party Confidential Information as a result of a third party.

3.5. Delivering Party shall at all times comply with Clause 18 (Data Protection) as a Data Processor and agrees to work in good faith with Receiving Party to implement any steps required by Receiving Party to ensure Delivering Party can provide the Services in compliance with Data Protection Laws.

4. Audit. If a party has reasonable grounds to suspect a Security Breach or Security Intrusion, has occurred, such party may request an audit of the Security of the other party by Notice. The audit shall relate solely to the Security, systems and Confidential Information involved in such suspected Security Breach or Security Intrusion. Audits may be undertaken by a party or its authorised designee and shall commence within 48 hours of a request unless otherwise agreed by the parties and shall be conducted by such party or its designee acting reasonably, in good faith and with due care so as not to disrupt normal business operations.

5. Damages. Failure to Notify the other Party of a Security Breach or Security Intrusion, an intentional Security Breach or Security Intrusion, or an intentional reduction in Security contributing to a Security Breach or Security Intrusion by either Party, shall be considered a material breach of this Agreement.

6.	Security Contacts

The initial contacts in respect of Security issues shall be:

6.1.	Parent Security Contact

Name: [***]

Group Alias/Distribution List: [***]

Email: [***]

Phone: [***]

6.2.	Company Security Contact

Name: [***]

Group Alias/Distribution List: [***], [***], [***]

Email: [***]

Mobile Phone: [***]

SkypeIn: [***]

EXECUTED by the parties:

Signed for and on behalf of		)
EBAY INC.		)
By:	/S/ MICHAEL R. JACOBSON	)
	Michael R. Jacobson	)
Title:	SVP, Legal Affairs, General Counsel & Secretary	)

[Transition Services Agreement Signature Page]

Signed for and on behalf of		)
SKYPE TECHNOLOGIES S.A.		)
By:	/S/ LAURA SHESGREEN	)
	Laura Shesgreen	)
Title:	Director	)

Signed for and on behalf of		)
SKYPE TECHNOLOGIES S.A.		)
By:	/S/ ROBERT MILLER	)
	Robert Miller	)
Title:	Director	)

[Transition Services Agreement Signature Page]